                                                                   Exhibit 10.14

                                 LEASE AGREEMENT

       THIS AGREEMENT, made the 15th day of November, 2002 by and between

                    NIAGARA FRONTIER TRANSPORTATION AUTHORITY
                               181 Ellicott Street
                             Buffalo, New York 14203

hereinafter referred to as "NFTA" or as "Landlord"

                                       and

                               NanoDynamics, Inc.
                                63 Morris Avenue
                             Buffalo, New York 14214

hereinafter referred to as "Tenant."

                                   WITNESSETH:

     1.   PREMISES:

     NFTA hereby leases to Tenant and Tenant hereby hires and takes from NFTA the following described premises:

     40,500 square feet of office and factory space (9,500 office, 31,000 factory) on the second floor of Port Terminal A, 901 Fuhrmann Boulevard, Buffalo.

     2. USE:

     The premises and any part thereof shall be used solely, wholly, and exclusively for the following purposes:

     Office and factory space.

     3. TERM:

     The term of this lease shall commence on December 1, 2002 and shall end on November 30, 2006 unless sooner terminated as hereinafter provided. Tenant shall have two three-year renewal options.

     4. RENT:

     The rent shall be payable at the offices of NFTA in equal monthly installments the first and last of which shall be tendered herewith as a deposit pending approval and authorization of this agreement by the NFTA Board of Commissioners and the second and subsequent installments (excepting the final installment which shall have been pre-paid as above provided) shall be payable respectively on the first day of the second month and each subsequent month during the term hereof in advance without notice.

     The rental reserved shall be in the following amounts:

     Office space:  Rent will be waived for years 1-4 in exchange for the renovation of the offices into Class A space at an estimated cost of up to $300,000 by tenant. Rent for Year 5 will be $10 per square foot with an annual escalator of 3% per year for the remaining years.

     Factory Space: Year 1 at $1 per sq. ft. with an annual escalator of 3% for
                    Years 2-4 Year 5 at $1.30 per sq. ft. with an annual escalator of 3% per year for the remaining years.

     In the event that the NFTA Board of Commissioners fails to approve this lease, the sum tendered as a deposit shall be refunded to Tenant without interest and this writing shall be canceled and annulled and neither party shall have any claim whatsoever against the other by reason hereof.

     5. COVENANTS AND AGREEMENTS:

     This lease shall be subject, in addition to the foregoing, to all of the covenants and agreements set forth in the "Appendix of Standard Covenants and Agreements for Niagara Frontier Transportation Authority Leases" a copy of which is hereto annexed and by this reference incorporated herein and to the following special provisions, if any:

     Substitute Section 1.g. Utilities: Tenant agrees to pay a proportionate share of the utilities used in the
                                        warehouse on a per square foot basis.

     AND it is mutually understood and agreed that all of the provisions hereof shall be binding upon the parties hereto and their respective representatives, assigns and/or successors in interest.

     IN WITNESS WHEREOF the parties have respectively caused these presents to be signed and sealed the day and year first above written.

(SEAL)                                  NIAGARA FRONTIER TRANSPORTATION
                                        AUTHORITY


                                        BY: /s/ Lawrence M. Meckler
                                            ------------------------------------
                                            Lawrence M. Meckler
                                            Executive Director


(SEAL)                                  NanoDynamics, Inc.


                                        BY: /s/ Richard L. Berger
                                            ------------------------------------
                                            Richard L. Berger

                                    APPENDIX
                                       OF
                        STANDARD COVENANTS AND AGREEMENTS
                                       FOR
                NIAGARA FRONTIER TRANSPORTATION AUTHORITY LEASES

     1. The party named as Tenant in any lease agreement between such Tenant and the Niagara Frontier Transportation Authority which by its terms incorporates this Appendix therein does, by execution of such lease agreement, COVENANT AND AGREE as follows:

          (a) Payment: To pay the Rent at the times and in the manner as in said lease agreement provided.

          (b) Non-Assignment: Not to assign or sublet the Premises or any part thereof for the whole or any part of the term without the prior written consent of NFTA, which consent shall not be unreasonably withheld.

          (c) Inspection: To allow NFTA, or its agent, to enter the Premises at all reasonable times of the day by appointment and to inspect the same to insure compliance herewith.

          (d) Hazardous Materials:

               (1) The Tenant shall promptly respond to and clean up any release or threatened release of any Hazardous Material into the drainage systems, soils, groundwater, waters, or atmosphere caused by the Tenant, in a safe manner, in accordance with applicable federal, State, and local statutes, ordinances, and regulations, and as authorized or approved by all federal, State, or local agencies having authority to regulate the permitting, handling, and cleanup of Hazardous Materials.

               (2) Any Hazardous Materials shall be handled, stored, transported, and disposed of in accordance with all applicable federal, State, and local statutes, ordinances, and regulations. The term "Hazardous Materials" shall mean any substance, chemical, or waste which at any time shall be deemed as hazardous, toxic, or dangerous under applicable federal, State, or local laws or regulations that govern (i) the existence, cleanup, or remedy of contamination on property; (ii) the protection of the environment from spilled, deposited or otherwise emplaced contamination;
                    (iii) control of hazardous wastes; or (iv) the use, generation, transport, treatment, removal or recovery of hazardous substances, including building materials.

               (3) The Tenant shall not store, use, or dispose of on the Premises, any Hazardous Materials which are explosive, toxic or otherwise hazardous unless the Tenant has first received the written authorization of the NFTA and the Tenant complies with any conditions as the NFTA may impose, including the submission to the NFTA of all Material Safety Data Sheets (MSDS) for the chemicals stored on the Premises.

               (4) Correction of Hazardous Condition. If the NFTA reasonably determines that a condition on the Premises, caused by the Tenant, is hazardous or potentially hazardous to persons or property, it may, either in writing or orally, direct the Tenant to correct the condition, and the Tenant shall at its own cost and expense immediately comply with such directive.

          (e) Compliance:

               To comply with all federal, state, county, local and NFTA laws, rules, regulations and ordinances in connection with the use and occupancy of the Premises, and to obey all lawful requirements of the New York Fire Insurance Rating Organization or any similar body with reference thereto and the use thereof. In the event that the insurance premium rate upon the building shall be increased by reason of any act of omission or commission on the part of Tenant or by reason of the occupancy of the Premises, Tenant agrees to pay the amount of any such increase. Tenant further agrees to save NFTA harmless from any expense, loss or damage by reason of the violation of any of such laws, rules, regulations, ordinances and requirements or by reason of any damage that might be sustained by reason of Tenant's negligence.

          (f) Return: To return the Premises broom clean at the expiration or earlier termination of such lease agreement and in the same condition as when taken, reasonable wear and depreciation excepted.

          (g) Utilities: To pay the costs for all utilities consumed and for sewer service when and as the same are metered to the Premises.

          (h) Signs: To obtain prior written approval for the display of any signs at the Premises.

          (i) Liability Insurance:

               To maintain during the term of such lease agreement a policy(ies) acceptable to the NFTA of general liability insurance $1,000,000 per occurrence/$2,000,000 aggregate, workers' compensation in compliance with New York State laws with an acceptable insurer(s) and naming NFTA as an additional insured, such coverage to be evidenced by certificate(s) thereof delivered to NFTA.

          (j) Indemnity:

               To the extent not otherwise covered by Landlord furnished insurance, Tenant shall pay and discharge, and shall protect, defend, Tenant indemnify and hold the NFTA harmless and its members, agents and employees from and against all causes of action claims, damages,, liabilities, losses, costs, expenses (including reasonable attorneys' fees, expenses and litigation costs), or judgments or fines of any nature arising or alleged to arise from or in connection with the following events occurring within the Premises and/or resulting from acts of Tenant, its employees or agents (except to the extent caused by NFTA's negligence): (1) any accident, injury to, or the death of, any person; (2) damage to or destruction or property, in connection with Tenant's use or occupancy of the Leased Premises or the storage of any property at the Leased Premises, whether the same be asserted by third parties, Tenant's agents, Concessionaires, employees, invitees or licensees; (3) the introduction, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any Hazardous Materials as defined in 1(d) (2) above, from, or affecting the Leased Premises or any other property; (4) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; (5) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials; or
          (6) any violation of laws, orders, regulations, requirements, or demands of government authorities, which are based upon or in any way related to such Hazardous Materials including, without limitation, the costs and expenses or any remedial action, attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses.

               The obligation of Tenant under this Section shall survive the expiration or earlier termination of this Lease. All such obligations are expressly made for the benefit of, and shall be enforceable by, the NFTA without necessity of declaring this Lease to be in default and the NFTA may initially proceed directly against Tenant under this Section without first resorting to any other rights of indemnification it may have. All payments required to be paid pursuant to this Section shall be made directly to, or as otherwise requested by, the NFTA, upon written demand by the NFTA. All such written demands shall specify the amounts payable and the facts upon which the right to indemnification is based. Tenant shall not be required to make any payment pursuant to this Section until such time as the NFTA shall be obligated to make payment in respect of the liability indemnified against hereunder or a final judgment of a court or other competent tribunal shall have been entered that the NFTA is obligated to make payment in respect of the liability indemnified against hereunder.

          (k) Maintenance and Repairs:

               To take good care of the Premises, and at its own cost and expense, to make all repairs (except structural repairs) unless due to the negligence, willful act, or omission of NFTA.

          (l) Non-Discrimination:

               Tenant for itself, its personal representatives, successors in interest and assigns, as a part of the consideration hereof, hereby covenants and agrees as follows:

               (1) No person, on the ground of race, color, religion, sex, age, national origin, marital status or handicap, shall be excluded from participation in, denied the benefits of, or be otherwise subjected to discrimination in the use or operation of Tenant's services or facilities;

               (2) In the construction of any improvements on, over or under the Premises and in the furnishing of services thereat, no person, on the grounds of race, color, religion, sex, age, national origin and marital status or handicap, shall be excluded from participation in, denied the benefits of, or otherwise be subjected to discrimination;

               (3) Tenant shall use the Premises in compliance with all other requirements imposed by or pursuant to Title 49, Code of Federal Regulations, Department of Transportation, Subtitle A, Office of the Secretary, Part 21, Non-Discrimination in Federally Assisted Programs in the Department of Transportation, effectuation of Title

                    VI of the Civil Right Act of 1964, and as said regulations may be amended.

     2. Such Tenant and the NFTA further COVENANT AND AGREE as follows:

          (a) Improvements:

               Alterations, additions, other leasehold improvements, except trade fixtures installed by Tenant, shall be subject to the prior written approval of NFTA and shall be and become the property of NFTA at the expiration of such lease agreement, and shall remain on and be surrendered with the Premises as part thereof upon the expiration or earlier termination of such lease agreement.

          (b) Relocation:

               NFTA reserves the right to relocate the Premises in whole or in part, temporarily or permanently, as it may deem necessary, convenient or desirable. In the event that any such permanent relocation area is unacceptable to Tenant, Tenant shall have the right to terminate such lease agreement upon sixty (60) day prior written notice to NFTA. All expenses incurred by Tenant in connection with any such relocation shall be paid by NFTA. Any such relocation shall be made upon reasonable notice to Tenant, and shall be to a site equally appropriate to the continued conduct of Tenant's business operations.

          (c) Housekeeping: Tenant shall not permit the accumulation of rubbish, debris, trash, waste materials or anything detrimental to health or offensive in appearance, or likely to cause injury or to create a fire or environmental hazard, and shall promptly and appropriately dispose of same off NFTA property.

          (d) Damage and Liability Disclaimer: NFTA shall not be liable for any damage to person or property sustained by Tenant or others, due to the Premises or any part thereof or any appurtenances thereto coming into disrepair, or due to the happening of any accident in or about the Premises, or due to any act or neglect of anyone else in or about the building of which Premises may be a part, including without limitation damage caused by water, steam, sewerage, gas, bursting or leaking pipes or plumbing, or electrical causes, or the negligence of contractors, employees, agents or licensees of NFTA, unless the damage is proven to be caused by negligence, willful act, or omission of NFTA.

          (e) Damage or Destruction: Tenant shall take good care of the Premises and shall return the same at the expiration or earlier termination of such lease agreement in as good order as received ordinary wear and depreciation excepted, unless the Premises should be destroyed by lightening or other natural causes, or fire proven not to be caused by the negligence or fault of Tenant or Tenant's agents, servants, employees or licensees. If any destruction proven to be without fault of Tenant occurs during the term of such lease agreement, the following shall apply:

               (1) If the Premises are partially damaged by fire or other casualty without fault of Tenant, but not rendered wholly untenantable, as determined solely by NFTA, the same shall be repaired with due diligence by NFTA at NFTA's sole cost and expense, and Tenant's rent shall be abated in proportion to the untenantable portion for the period from the occurrence of the damage to the completion of the repairs.

               (2) If the Premises are completely destroyed by fire or other casualty, or so damaged that they shall remain untenantable for more than ninety (90) days, as determined solely by NFTA, NFTA shall be under no obligation to repair or reconstruct the same and the rent payable shall be proportionately paid to the time of such damage or destruction. NFTA shall notify Tenant within thirty (30) days of the occurrence of such casualty whether repair or reconstruction of the Premises shall be accomplished. If NFTA elects to repair or reconstruct, it shall commence and prosecute such repair or reconstruction with due diligence. Should NFTA elect not to repair or reconstruct, such lease agreement shall terminate upon the date of such notification; provided however, in such eventuality NFTA agrees to use its best efforts to provide substitute space for Tenant at a suitable NFTA property. In the event substitute space is provided and accepted by Tenant, all terms and conditions of such lease agreement shall apply thereto.

          (f) Access: Subject to NFTA Rules and Regulations, Tenant, its agents, servants, patrons, suppliers of material and invitees shall have reasonable ingress to and egress from the Premises.

          (g) Cancellation by Tenant: Such lease agreement shall be subject to cancellation by Tenant upon the happening of any one or more of the following events:

               (1) The lawful assumption by the United States of America, or any authorized agency thereof, of the operation, building of which premises is a part or of the surrounding land areas or any substantial part or parts thereof in such a manner as to substantially restrict Tenant from operating therefrom for a period of ninety (90) days.

               (2) Issuance by any court of competent jurisdiction of any injunction which in any way prevents or restrains the use of the said building or surrounding lands and which remains in force for a period in excess of ninety (90) days.

               (3) The default by NFTA in the performance of any covenant or agreement herein required to be performed by NFTA, and the failure of NFTA to remedy such default for a period of thirty (30) days after receipt by NFTA of written notice to remedy same.

               (4) The damage or destruction of all or a substantial part of the Premises or damage or destruction of all or a part of the said building which is necessary to the operation of Tenant's business, except to the extent and in the event such damage or destruction results from acts or negligence of Tenant.

          (h) Removal and Restoration:

               Upon the expiration or earlier termination of this lease for whatever reason, Tenant, at its sole expense, shall remove all signs, personal property, equipment, fixtures and materials which Tenant is permitted to remove hereunder and Tenant shall restore the Premises to the condition that existed immediately prior to the commencement of such lease agreement, reasonable wear and depreciation excepted. If Tenant shall fail to do so within thirty (30) days, NFTA may effect such removal or restoration at Tenant's expense and Tenant agrees to pay NFTA such expense promptly including reasonable attorney's fees incurred thereby upon receipt of proper invoice therefor.

          (i) Cancellation by NFTA:

               In addition to all other termination rights herein or in such lease agreement contained, such lease agreement shall be subject to cancellation by NFTA should any one or more of the following events or defaults occur:

                    (1) If Tenant should breach or fail to perform any of the terms, covenants or conditions herein contained or fail to keep in force any of the required insurance policies.

                    (2) If Tenant should fail to abide by all applicable laws, ordinances, rules and regulations of the United States, State of New York, County of Erie and NFTA.

                    (3) If Tenant should abandon and discontinue the operation of its business for a continuous period of fifteen (15) days except when such abandonment and cessation are due to fire, earthquake, governmental action, employee strikes, or other causes beyond Tenant's reasonable control.

                    (4) If Tenant should default in or fail to make payments at the times and in the amounts required under such lease agreement.

     Upon the happening of any of the events or defaults recited hereinabove, NFTA shall give written notice to Tenant to correct or cure such default, failure or breach. If, within thirty (30) days from the date of such notice, Tenant has not corrected such condition or conditions, or taken positive steps to correct same in a manner satisfactory to NFTA, then, and in such event, NFTA shall have the right at once and without further notice to Tenant to declare such lease agreement terminated and to enter upon and take all possession of the Premises; provided however, that the thirty (30) day period specified herein shall not apply to termination or cancellation declared for failure of Tenant to make money payments hereunder, for which, termination or cancellation may be declared by NFTA upon ten (10) days written notice, and unless such payment is made during such ten (10) day period, such lease agreement shall become at the option of NFTA terminated and canceled.

     In addition, NFTA may in like manner declare, such lease agreement terminated and canceled upon giving (5) days notice thereof, in the event that Tenant files a voluntary petition in bankruptcy, or if a receiver is appointed for the property or affairs of Tenant and such receivership is not vacated within thirty (30) days after the appointment of such receiver, or should the right of Tenant to operate the business activities authorized hereunder be lost by operation of law.

          (j) Forfeiture and Waiver of Default:

               The failure of either party to enforce any default or right to termination of such lease agreement shall not constitute a waiver of the right to enforce the same with respect to any other violation. If such lease agreement should at any time become void or forfeited, no demand shall be necessary to recover possession of the Premises, and NFTA shall be entitled to receive the rent, whether the same became due before or after forfeiture, and such receipt of rent shall not be deemed or considered a confirmation or renewal of such lease agreement. In the event of forfeiture of Tenant's interest in such lease agreement, NFTA shall make reasonable efforts to release the Premises, and Tenant shall be responsible for the payment of all rent not recovered by NFTA during the remaining term of such lease agreement.

          (k) Forcible Detention:

               In the event that Tenant should continue to occupy the Premises after the expiration or earlier termination hereof, with or against the consent of NFTA, such tenancy shall be at sufferance only, but in all other respects in accordance with the terms herein and in such lease agreement contained.

          (l) Surrender:

               Upon the expiration or earlier termination of such lease agreement, Tenant's rights to use the Premises, facilities, rights, licenses, services or privileges herein agreed upon shall cease and Tenant shall upon such expiration or termination surrender the same forthwith.

          (m) Liens:

               Tenant shall, within thirty (30) days of the filing thereof, cause the removal of any mechanics', laborers' or materialmen's lien, filed on account of labor or material furnished to Tenant, or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed on the Premises, by or at the direction or sufferance of Tenant.

          (n) Non-brokerage: Tenant represents and warrants to NFTA that the Premises were not brought to the attention of Tenant by any broker and that all negotiations were had by Tenant directly with NFTA.

          (o) Right to Show: Tenant shall permit NFTA or its agents to enter the Premises at all reasonable hours by appointment for the purpose of showing same to persons wishing to purchase or lease the same.

          (p) Paragraph Headings: Paragraph headings contained herein are for convenience in referring to portions or particular provisions hereof and are not intended to define extend or limit the scope of any provision hereof.


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

                                 LEASE AMENDMENT

       THIS AGREEMENT, made the 19th day of September, 2006 by and between

                    NIAGARA FRONTIER TRANSPORTATION AUTHORITY
                               181 Ellicott Street
                             Buffalo, New York 14203

hereinafter referred to as "NFTA" or as "Landlord"

                                       and

                               NanoDynamics, Inc.
                             901 Fuhrmann Boulevard
                             Buffalo, New York 14203

hereinafter referred to as "Tenant."

WHEREAS, Landlord and Tenant entered into a Lease Agreement dated November 15, 2002 with respect to a portion of the premises located at Port Terminal A, 901 Fuhrmann Blvd, Buffalo, New York (hereinafter collectively referred to as the "Lease"); and

WHEREAS, Landlord and Tenant now wish to amend the Lease.

                                   WITNESSETH:

A. Section 1 "TERM" of the Lease is hereby amended and restated in its entirety as follows:

"1.  TERM:

The term of the Lease shall end on November 30, 2009 unless sooner terminated as hereinafter provided. Tenant shall have the option to renew the Lease for one additional three year period."

B. The second paragraph of Section 2 "RENT" of the Lease is hereby amended and restated in its entirety as follows:

2.   RENT:

     ****

     The rental reserved shall be in the following amounts:

Second Floor Office Space:   There will be no rent charged on this space
                             until December 1, 2006. Commencing on December
                             1, 2006, the rent for this space will be $10 per
                             square foot and

                             annually thereafter, the rent for this space will escalate 3% per year.

Factory Space:               The current rent for this space is $1.09 per
                             square foot. Commencing on December 1, 2006, the
                             rent for this space will be $1.30 per square
                             foot and annually thereafter, the rent for this
                             space will escalate 3% per year.

C. Except as expressly modified and amended by this Lease Amendment, the Lease shall continue in full force and effect.

     IN WITNESS WHEREOF the parties have respectively caused these presents to be signed and sealed the day and year first above written.

                                        NIAGARA FRONTIER TRANSPORTATION
                                        AUTHORITY


                                        BY: /s/ Peter J. Burke
                                            ------------------------------------


                                        NANODYNAMICS, INC.


                                        BY: /s/ Richard L. Berger
                                            ------------------------------------
                                            Richard L. Berger, President


                                       19